    As Filed With the Securities and Exchange Commission on November 28, 2001
                                                       Registration No. ________


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                  ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ____________

                               NEWPORT CORPORATION
             (Exact name of registrant as specified in its charter)

                                Nevada                                         94-0849175
   (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.)

                   1791 Deere Avenue, Irvine, California 92606
               (Address of Principal Executive Offices) (Zip Code)

                                  ____________

                            2001 STOCK INCENTIVE PLAN

                            (Full title of the plan)

                                  ____________

             Robert G. Deuster, Chairman and Chief Executive Officer
                               Newport Corporation
                                1791 Deere Avenue
                            Irvine, California 92606
                     (Name and address of agent for service)

                                 (949) 863-3144
          (Telephone number, including area code, of agent for service)

                                    Copy to:
           Jeffrey B. Coyne, Esq., Vice President and General Counsel
                               Newport Corporation
                                1791 Deere Avenue
                            Irvine, California 92606

                                 (949) 863-3144

                                 CALCULATION OF REGISTRATION FEE
        ===========================================================================================
          Title of Securities        Amount To Be         Proposed Maximum         Amount of
           To Be Registered         Registered /(1)/     Aggregate Offering     Registration Fee
                                                             Price /(2)/
        ===========================================================================================
             Common Stock,         6,000,000 shares         $103,283,276           $25,820.82
         $0.1167 stated value
        ===========================================================================================

(1) The "Amount to be Registered" includes 562,962 shares and 26,704 shares of Common Stock issuable upon exercise of options and rights to purchase formerly available for grant under the Registrant's 1992 Stock Incentive Plan and 1999 Stock Incentive Plan, respectively, that are now issuable upon exercise of options and rights to purchase granted under Registrant's 2001 Stock Incentive Plan, which shares were previously registered on a Registration Statement on Form S-8 on July 10, 2000 (Registration No. 333-41090), as well as additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 2001 Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee with respect to the additional 5,410,334 shares of Common Stock registered hereby which are issuable upon exercise of options and rights to purchase under Registrant's 2001 Stock Incentive Plan, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market for the Common Stock on November 23, 2001, which was $19.09 per share.

                            Exhibit Index at Page 7
                                        1

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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

         The following documents are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

         (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

         (e) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (f) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         Article VII of the Registrant's Restated Bylaws provides for indemnification of officers, directors, employees and agents of the Registrant as permitted by Section 78.751 of the Nevada Revised Statutes Annotated.

         Article Tenth of the Registrant's Articles of Incorporation provides, among other things, that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law, as amended from time to time. The effect of this provision is to obligate the Registrant to indemnify its directors and officers in respect of all liabilities and expenses arising out of third party claims, derivative claims and criminal, administrative, and investigative proceedings, even if these persons were negligent or grossly negligent, provided that the director or officer acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         The Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Registrant), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the

Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

         Number                     Description
         ------                     -----------

          4.1 2001 Stock Incentive Plan (Incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement filed on April 27, 2001).

          4.2           Form of Nonqualified Stock Option Agreement.

          5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

         23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

         23.2           Consent of Independent Auditors.

         24.1 Power of Attorney (included on signature page to the Registration Statement).


Item 9.  Undertakings.
---------------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
                  --------  -------
shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 28th day of November 2001.

                                      NEWPORT CORPORATION

                                      By:  /s/ Robert G. Deuster
                                           -------------------------------------
                                           Robert G. Deuster
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Newport Corporation, do hereby constitute and appoint Robert G. Deuster and, or Charles F. Cargile, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                    TITLE                               DATE
/s/ Robert G. Deuster                          Chairman of the Board, President and        November 28, 2001
------------------------------------------
Robert G. Deuster                              Chief Executive Officer (Principal
                                               Executive Officer)

/s/ Charles F. Cargile                         Vice President and Chief Financial          November 28, 2001
------------------------------------------
Charles F. Cargile                             Officer (Principal Financial Officer)

/s/ Delia S. Van Kampen                        Corporate Controller (Principal             November 28, 2001
------------------------------------------
Delia S. Van Kampen                            Accounting Officer)

/s/ R. Jack Aplin                              Director                                    November 14, 2001
------------------------------------------
R. Jack Aplin

/s/ Robert L. Guyett                           Director                                    November 28, 2001
------------------------------------------
Robert L. Guyett

/s/ C. Kumar N. Patel                          Director                                    November 15, 2001
------------------------------------------
C. Kumar N. Patel

/s/ Kenneth F. Potashner                       Director                                    November 28, 2001
------------------------------------------
Kenneth F. Potashner

                  SIGNATURE                                 TITLE                               DATE
/s/ William R. Rauth                           Director                                    November 15, 2001
------------------------------------------
William R. Rauth

/s/ Richard E. Schmidt                         Director                                    November 15, 2001
------------------------------------------
Richard E. Schmidt

                                  EXHIBIT INDEX

                                                                                                    Sequential Page
      Number                                        Description                                         Number
--------------------      ---------------------------------------------------------------------  ------------------
      4.1                   2001 Stock Incentive Plan (Incorporated  by reference to Appendix B to the Registrant's Definitive Proxy Statement filed on April 27,
                            2001).

      4.2                   Form of Nonqualified Stock Option Agreement.

      5.1                   Opinion of Stradling Yocca Carlson & Rauth, a Professional
                            Corporation, Counsel to the Registrant.

      23.1                  Consent of Stradling Yocca Carlson & Rauth, a Professional
                            Corporation (included in the Opinion filed as Exhibit 5.1).

      23.2                  Consent of Independent Auditors.

      24.1                  Power of Attorney (included on signature page to the Registration
                            Statement).